UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 25, 2005

                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)


         Delaware                  1-12351                 41-1849591
(State or other jurisdiction     (Commission             (IRS Employer
       of incorporation)         File number)          Identification No.)


10900 Wayzata Boulevard, Minnetonka, Minnesota                    55305
   (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code   (952) 525-5020

                                 Not Applicable
         (Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01.  Other Events

On January 25, 2005, Metris Companies Inc. announced that it had notified the Trustee of its unsecured 10-1/8% senior notes, which are due July 2006, that Metris intends to make an optional principal prepayment of $50 million. The payment is expected to be made on February 24, 2005.

Item 9.01  Financial Statements and Exhibits

Metris Companies Inc. Press Release dated January 25, 2005, announcing that it had notified the Trustee of its unsecured 10-1/8% senior notes, which are due July 2006, that Metris intends to make an optional principal prepayment of $50 million. The payment is expected to be made on February 24, 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              METRIS COMPANIES INC.


Dated:  January 25, 2005      By:/s/David D. Wesselink
                                 David D. Wesselink
                                 Chairman and CEO



                                  EXHIBIT INDEX

Exhibit No.  Description

99.1 Metris Companies Inc. Press Release dated January 25, 2005, announcing that it had notified the Trustee of its unsecured 10-1/8% senior notes, which are due July 2006, that Metris intends to make an optional principal prepayment of $50 million. The payment is expected to be made on February 24, 2005.